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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 10, 2001

                              THE PMI GROUP, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                    1-13664                   94-3199675
 (State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
       of incorporation)                                   Identification No.)

                601 Montgomery Street, San Francisco, CA 94111
                   (Address of Principal Executive Offices)

               Registrant's telephone number, including area code:
                                (415) 788-7878


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ITEM 9.   REGULATION FD DISCLOSURE.

Primary new insurance written by PMI Mortgage Insurance Co. ("PMI") and CMG Mortgage Insurance Company ("CMG"), PMI's partially owned subsidiary, for the three months ended June 30, 2001, was approximately $14.9 billion and their combined insurance in force as of June 30, 2001, was approximately $110.0 billion. The persistency rate of PMI and CMG on a combined basis as of June 30, 2001, was approximately 72.8%. As of June 30, 2001, PMI's delinquency rate was 2.12% and its California delinquency rate was 2.13%. PMI's claims paid for the three months ended June 30, 2001 was approximately $18.4 million.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   The PMI Group, Inc.
                                   (Registrant)

July 10, 2001                      By: /s/ John M. Lorenzen, Jr.
                                       -------------------------
                                       John M. Lorenzen, Jr.
                                       Executive Vice President,
                                       Chief Financial Officer